EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CKX, INC.
Media Contact: Ed Tagliaferri
212-981-5182

CKX, Inc. Reports Full Year and Fourth Quarter 2010 Results

Full Year 2010 Revenue totaled $273.7 million and Adjusted OIBDAN totaled $70.5 million

Conference Call Scheduled to Discuss Results on Wednesday, March 9th at 10:00 a.m. EST

NEW YORK, March 8, 2011 — CKX, Inc. (NASDAQ: CKXE) today reported financial results for its year and fourth quarter ended December 31, 2010.

The Company’s 2010 operating results were significantly impacted by the restructuring program we commenced in early 2010. The restructuring program resulted in the sale or closure of numerous projects and businesses within 19 Entertainment and the incurrence of significant unusual and non-recurring costs. The following financial presentation includes both OIBDAN and Adjusted OIBDAN. Adjusted OIBDAN excludes unusual and non-recurring costs.

As a result of the restructuring program the Company has reduced its general and administrative expenses at 19 Entertainment by approximately $20 million on an annual basis. The Company’s operating results began to benefit from these reductions in the third quarter of 2010.

Results for the Year ended December 31, 2010

For the year ended December 31, 2010, revenue decreased $54.6 million to $273.7 million, a decrease of 16.6% from the prior year. Revenue at 19 Entertainment decreased $50.3 million due to a reduction of $46.9 million in revenue from So You Think You Can Dance, reflecting the impact of an additional broadcast season in 2009, and $10.2 million in revenue from a one-time limited run television program in 2009 which were partially offset by an $11.9 million increase in American Idol revenue. Revenue at the Presley Business decreased $3.3 million in 2010 due primarily to $9.0 million of revenue from a terminated license agreement which was partially offset by higher royalty revenue, including revenue from the Viva ELVIS show.

Operating income before depreciation, amortization and non-cash stock compensation (“OIBDAN”) decreased $32.5 million to $35.0 million. Adjusted OIBDAN, which excludes unusual and non-recurring items, decreased $2.8 million to $70.5 million. OIBDAN in 2010 includes executive separation costs of $6.4 million, severance and restructuring costs of $18.7 million and $5.7 million in losses from closed and sold businesses at 19 Entertainment. OIBDAN in 2009 included $5.2 million in losses from closed and sold businesses at 19 Entertainment. Excluding the severance and restructuring costs and the losses from closed and sold businesses, OIBDAN at 19 Entertainment decreased $5.1 million, reflecting a $10.9 million decrease in gross profit from So You Think You Can Dance, the impact of the new deal with Ryan Seacrest and the new creative consulting arrangement with Simon Fuller, which were largely offset by reductions in general and administrative expenses and a $2.8 million decrease in foreign exchange losses. OIBDAN at the Presley Business decreased $8.7 million due primarily to a terminated license agreement which contributed $9.0 million in 2009 and an increase in master plan costs at Graceland in 2010, offset by the contribution from the Viva ELVIS show. Corporate expenses, excluding executive separation costs, merger-related and advisory costs and prior year acquisition-related costs, decreased $1.3 million.

The Company reported an operating loss of $11.8 million compared to operating income of $44.2 million in 2009. The 2010 operating loss includes $24.6 million of non-cash impairment charges and $1.9 million of non-cash severance and other restructuring-related costs and executive separation costs. The 2009 operating income reflects $2.5 million of non-cash impairment charges.

Net loss attributable to CKX, Inc. was $15.7 million in 2010 compared to net income attributable to CKX, Inc. of $22.8 million in 2009. Diluted loss per common share was $0.17 in 2010 compared to diluted income per common share of $0.24 in 2009.

Results for the Three Months Ended December 31, 2010

For the three months ended December 31, 2010, revenue decreased $42.4 million to $37.5 million, a decrease of 53.1% from the prior year period. Revenue at 19 Entertainment decreased $42.0 million reflecting $37.2 million in lower revenue from So You Think You Can Dance, which had an additional broadcast season in 2009, and the impact of the closure and sale of non-core businesses. Revenue at the Presley Business was flat as royalty revenue from the Viva ELVIS Cirque du Soleil show which opened in February 2010 was offset by decreases in other royalty revenue.

OIBDAN decreased $1.4 million to $5.1 million. Adjusted OIBDAN, which excludes unusual and non-recurring items, decreased $2.1 million to $5.9 million. OIBDAN was negatively impacted by severance and restructuring costs of $1.1 million at 19 Entertainment in the 2010 period. 19 Entertainment OIBDAN reflects a $7.6 million decrease in the contribution from So You Think You Can Dance, which was offset by prior year losses from the elimination of non-core businesses and reductions in general and administrative expenses. Presley Business OIBDAN decreased $1.2 million primarily due to the decrease in other royalty revenue. Corporate expenses decreased $0.9 million.

The Company reported an operating loss of $19.1 million compared to a loss of $1.6 million in the 2009 period. The operating loss for the 2010 period includes non-cash charges reflecting the impairment of goodwill and intangible assets at the Ali Business of $17.6 million and the impairment of goodwill at 19 Entertainment of $2.2 million. The operating loss for the 2009 period included non-cash charges of $2.5 million reflecting the impairment of goodwill at 19 Entertainment.
Net loss attributable to CKX, Inc. was $14.9 million compared to net loss attributable to CKX, Inc. of $4.5 million in the 2009 period. Diluted loss per common share was $0.16, compared to diluted loss per share of $0.05 per share in the 2009 period.

Commenting on the results, Michael Ferrel, Chief Executive Officer, said, “2010 was a pivotal year for CKX.  We completed a major restructuring of our businesses, re-focusing our efforts on our biggest brands while significantly reducing spending on unproductive development projects and general overhead.  We also made a number of significant changes to our hit television property American Idol.  These efforts are already paying off as evidenced by our strong fourth quarter results and impressive television ratings for the new season of American Idol.  We remain optimistic about our businesses and look forward to continued success in 2011.”

Segment Results

The following table summarizes segment operating results for the years ended December 31, 2010 and 2009 (in millions):

	December 31,	December 31,
	2010	2009	Change
Revenue
19 Entertainment	$213.2	$263.5	(19.1)%
Presley Business	57.3	60.6	(5.4)%
Ali Business	3.2	4.2	(23.9)%

	$273.7	$328.3	(16.6)%

Total
	December 31,	December 31,
	2010	2009	Change

OIBDAN
19 Entertainment (1)	$42.4	$63.3	(33.0)%
Presley Business	18.0	26.7	(32.8)%
Ali Business (3)	1.7	1.1	61.1%
Corporate (4)	(27.1)	(23.6)	(14.9)%

Total	$35.0	$67.5	(48.2)%

	December 31,	December 31,
	2010	2009	Change

Operating Income (Loss)
19 Entertainment (1)	$23.4	$46.5	(49.6)%
Presley Business (2)	10.2	21.7	(52.8)%
Ali Business (3)	(15.9)	1.0
Corporate (4)	(29.5)	(25.0)	(18.2)%

Total	($11.8)	$44.2

(1)	2010 OIBDAN includes an $18.7 million provision for severance and other restructuring-related costs. 2010 Operating Income includes a $19.3 million provision for severance and other restructuring-related costs, including $0.6 million of non-cash stock compensation, and $4.4 million of non-cash impairment charges. 2009 Operating Income includes $2.5 million of non-cash impairment charges.

(2)	2010 Operating Income includes $2.6 million of non-cash impairment charges.

(3)	2010 Operating Loss includes $17.6 million of non-cash impairment charges. 2009 OIBDAN and Operating Income include a $1.4 million provision for severance and other restructuring-related costs.

(4)	2010 OIBDAN includes a $6.4 million provision for executive separation costs and $1.7 million in merger-related and advisory costs. 2010 Operating Loss includes a $7.7 million provision for executive separation costs, including $1.3 million of non-cash stock compensation, and $1.7 million in merger-related and advisory costs. 2009 OIBDAN and Operating Loss include $0.7 million in merger-related and advisory costs and $2.7 million in acquisition-related costs.

The following table summarizes segment operating results for the three months ended December 31, 2010 and 2009 (in millions):

	December 31,	December 31,
	2010	2009	Change
Revenue
19 Entertainment	$24.2	$66.2	(63.5)%
Presley Business	12.7	12.7	—
Ali Business	0.6	1.0	(36.0)%

Total	$37.5	$79.9	(53.1)%

	December 31,	December 31,
	2010	2009	Change

OIBDAN
19 Entertainment (1)	$6.2	$7.0	(11.6)%
Presley Business	4.2	5.4	(22.1)%
Ali Business	0.2	0.5	(59.3)%
Corporate (3)	(5.5)	(6.4)	14.3%

Total	$5.1	$6.5	(21.7)%

	December 31,	December 31,
	2010	2009	Change

Operating Income (Loss)
19 Entertainment (1)	$1.0	$0.6	77.0%
Presley Business	2.9	4.1	(28.1)%
Ali Business (2)	(17.4)	0.5
Corporate (3)	(5.6)	(6.8)	17.1%

Total	$(19.1)	$(1.6)

(1)	2010 OIBDAN and Operating Income include a $1.1 million provision for severance and other restructuring-related costs and 2010 Operating Income includes $2.2 million of non-cash impairment charges.

(2)	2010 Operating Loss includes $17.6 million of non-cash impairment charges.

(3)	2009 OIBDAN and Operating Loss include $0.2 million in merger-related and advisory costs and $0.1 million in acquisition-related costs.

Use of OIBDAN and Adjusted OIBDAN

We evaluate our operating performance based on several factors, including a financial measure of operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets, and non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets (which we refer to as “OIBDAN”). We also evaluate our performance using OIBDAN adjusted for certain unusual and non-recurring items (“Adjusted OIBDAN”). The Company considers OIBDAN and Adjusted OIBDAN to be important indicators of the operational strengths and performance of our businesses and the critical measures the chief operating decision maker (CEO) uses to manage and evaluate our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDAN and Adjusted OIBDAN as performance measures is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses or stock-based compensation expense. Accordingly, OIBDAN and Adjusted OIBDAN should be considered in addition to, not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with US GAAP as OIBDAN and Adjusted OIBDAN are not GAAP equivalent measurements.

The following table reconciles consolidated OIBDAN to consolidated operating income (loss) under U.S. GAAP for the years ended December 31, 2010 and 2009 (in millions):

	December 31,	December 31,
	2010	2009
OIBDAN	$35.0	$67.5
Depreciation and amortization	(18.7)	(19.2)
Impairment charges	(24.6)	(2.5)
Non-cash compensation, including amounts in provision for severance and other restructuring-related costs and executive separation costs	(3.5)	(1.6)

Operating income (loss)	$(11.8)	$44.2

The following table reconciles consolidated OIBDAN to consolidated Adjusted OIBDAN for the years ended December 31, 2010 and 2009 (in millions):

	December 31,	December 31,
	2010	2009
OIBDAN	$35.0	$67.5
Provision for severance and other restructuring-related costs	18.7	1.4
Losses from sold and closed businesses	5.7	5.2
Terminated license agreements	—	(10.0)
Executive separation costs	6.4	—
Graceland master plan costs	1.7	0.9
Merger-related and advisory costs	1.7	0.7
Acquisition-related costs	—	2.7
Payroll-related taxes on redeemable restricted common stock	—	0.8
Foreign exchange losses	1.3	4.1

Adjusted OIBDAN	$70.5	$73.3

The following table reconciles consolidated OIBDAN to consolidated operating income (loss) under U.S. GAAP for the three months ended December 31, 2010 and 2009 (in millions):

	December 31,	December 31,
	2010	2009
OIBDAN	$5.1	$6.5
Depreciation and amortization	(4.3)	(5.2)
Impairment charges	(19.8)	(2.5)
Non-cash compensation	(0.1)	(0.4)

Operating income (loss)	$(19.1)	$(1.6)

The following table reconciles consolidated OIBDAN to consolidated Adjusted OIBDAN for the three months ended December 31, 2010 and 2009 (in millions):

	December 31,	December 31,
	2010	2009
OIBDAN	$5.1	$6.5
Provision for severance and other restructuring-related costs	1.1	—
Losses (income) from sold and closed businesses	(0.5)	1.3
Merger-related and advisory costs	—	0.2
Acquisition-related costs	—	0.1
Foreign exchange losses (gains)	0.2	(0.1)

Adjusted OIBDAN	$5.9	$8.0

Cash and Borrowing

The Company had total cash on hand of $109.5 million as of December 31, 2010. Outstanding debt at December 31, 2010 totaled $100.6 million, including the current portion of $100.5 million.

Form 10-K Filing

Additional information concerning the Company’s results of operations and financial position is included in the Company’s Form 10-K for the year ended December 31, 2010 which was filed today with the Securities and Exchange Commission. A copy of the Company’s 10-K filing is available on our website at www.ckx.com.

Conference Call

Michael Ferrel, Chief Executive Officer, Thomas Benson, Executive Vice President and Chief Financial Officer, and Kraig Fox, Chief Operating Officer, will be hosting a conference call for investors on Wednesday, March 9th at 10:00 a.m. EST to discuss the results. The conference call numbers are:

(877) 303-9237 (United States)
(760) 666-3570 (International)

Those interested in listening to the conference call live via the Internet may do so by visiting the Company’s Investor Relations web site at http://ir.ckx.com. To listen to the live call, please go to the website fifteen minutes prior to its start to register, download, and install the necessary audio software.

An audio replay of the conference call will also be available after the call on the Company’s Investor Relations website.

About CKX, Inc.

CKX, Inc. is engaged in the ownership, development and commercial utilization of globally recognized entertainment content. The Company’s current properties include the rights to the name, image and likeness of Elvis Presley and Muhammad Ali, the operations of Graceland, and proprietary rights to the IDOLS and So You Think You Can Dance television brands, including the American Idol series in the United States and local adaptations of the IDOLS and So You Think You Can Dance television show formats which, collectively, air in more than 100 countries. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

Forward Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements in this press release regarding our future strategy, future operations, projected financial position, estimated future revenue, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which this press release is issued. We expressly disclaim any obligation to issue any updates or revisions to our forward-looking statements, even if subsequent events cause our expectations to change regarding the matters discussed in those statements. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders.

ckxe-g

SOURCE: CKX, Inc.

CKX, Inc.
Ed Tagliaferri, 212-981-5182